UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015 (June 16, 2015)

SL GREEN REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-13199	13-3956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

SL GREEN OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-167793-02	13-3960398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Lexington Avenue

New York, New York 10170

(Address of principal executive
offices, including zip code)

Registrants’ telephone number, including area code:  (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Seventeenth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.

On June 19, 2015, SL Green Realty Corp. (the “Company”), as the general partner of SL Green Operating Partnership, L.P. (the “Operating Partnership”), entered into a seventeenth amendment (the “Seventeenth Amendment”) to the Operating Partnership’s First Amended and Restated Agreement of Limited Partnership, dated August 20, 1997 (as amended through the date hereof, the “Partnership Agreement”), in respect of the issuance of 552,303 Series N Convertible Preferred Units of the Operating Partnership (the “Series N Preferred Units”) of limited partnership interests with a liquidation preference of $25.00 per unit (the “Series N Liquidation Preference”). 552,303 Series N Preferred Units have been issued as a portion of the consideration for the acquisition of ownership interests in a certain commercial real estate property.  The terms of the Series N Preferred Units provide, among other things, that the Series N Preferred Units may be converted to common units of the Operating Partnership, and following such conversion, in certain circumstances may be redeemed for shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).  The initial conversion price of Series N Preferred Units is $166.63 per common unit.

The Series N Preferred Units provide for a cumulative quarterly cash dividend of 3.00% of the Series N Liquidation Preference.

The Series N Preferred Units were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Seventeenth Amendment is qualified in its entirety by reference to the Seventeenth Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02                                           Unregistered Sale of Equity Securities.

On June 16, 2015 and June 18, 2015, subsidiaries of the Company entered into a purchase, sale, exchange and contribution agreement and a purchase and sale agreement, respectively, (the “Agreements”) in connection with the separate acquisitions of commercial real estate property.  The Agreements provide that the consideration for the relevant property may be paid (in certain cases at the election of the Company and in other cases at the election of the sellers) in shares of Common Stock and/or (in respect of one acquisition) in other equity interests of subsidiaries of the Company, some of which are convertible into Common Stock under certain circumstances (“Exchangeable Securities”) and/or cash. The Agreements are subject to customary closing conditions, and there can be no assurance that the conditions precedent contemplated in the Agreements will be fulfilled, that the acquisitions will be consummated or that any Common Stock or Exchangeable Securities will be issued. The terms of any convertible preferred units of the Operating Partnership, for which the Company serves as general partner, will be contained in an amendment to the Partnership Agreement, and will be filed on a Form 8-K, if and when such units are issued.

Assuming the maximum amount of consideration that may be paid in the form of Common Stock or Exchangeable Securities, as the case may be, the Company may issue up to approximately 2,623,840 shares of Common Stock as a result of the acquisitions contemplated by the Agreements.

The Common Stock and Exchangeable Securities, if any, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

In addition, the information set forth above under Item 1.01 is incorporated by reference herein with respect to the issuance by the Operating Partnership of 552,303 Series N Preferred Units (as well as (i) the common units of the Operating Partnership issuable upon conversion of the Series N Preferred Units and (ii) the shares of common stock of the Company that may be issuable upon redemption of such common units).

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1        Seventeenth Amendment, dated June 19, 2015, to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Andrew S. Levine
Andrew S. Levine
Chief Legal Officer and General Counsel

SL GREEN OPERATING PARTNERSHIP, L.P.

By: SL GREEN REALTY CORP., its general partner

/s/ Andrew S. Levine
Andrew S. Levine
Chief Legal Officer and General Counsel

Date: June 22, 2015